Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Volt Information Sciences, Inc. 2021 Equity Incentive Plan of our report dated January 13, 2021, with respect to the consolidated financial statements of Volt Information Sciences, Inc. and subsidiaries included in its Annual Report (Form 10-K) for the year ended November 1, 2020, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

New York, New York

June 10, 2021